AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2000
                                                REGISTRATION NUMBER 333-36144
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ---------------------

                              AMENDMENT NO. 1
                                    TO
                                  FORM S-3
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                           ---------------------

                             THEGLOBE.COM, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                    7310                    14-1782422

      (STATE OR OTHER          (PRIMARY STANDARD             (IRS EMPLOYER
      JURISDICTION OF             INDUSTRIAL            IDENTIFICATION NUMBER)
      INCORPORATION OR        CLASSIFICATION CODE
       ORGANIZATION)               NUMBER)


                                120 BROADWAY
                          NEW YORK, NEW YORK 10271
                               (212) 894-3600
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           ---------------------

                             RICHARD MASS, ESQ.
                              GENERAL COUNSEL
                             THEGLOBE.COM, INC.
                          120 BROADWAY, 22ND FLOOR
                          NEW YORK, NEW YORK 10271
                               (212) 894-3600
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              WITH A COPY TO:

                            STUART GELFOND, ESQ.
                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                             ONE NEW YORK PLAZA
                          NEW YORK, NEW YORK 10004
                               (212) 859-8000

                           ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
As soon as practicable effective after the date of the registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
Title of each class of        Amount to be    Proposed maximum offering    Proposed maximum          Amount of
securities to be registered   registered      price (1) per share          aggregate offering price  registration fee
----------------------------------------------------------------------------------------------------------------------
Common stock                  1,104,972       $3.4375                      $3,798,342                $1,003
======================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on an average of the high and low sales prices on the Nasdaq National Market of the common stock of the Registrant on April 25, 2000, which was $3.4375 per share.

(2)  Previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

      The information in this prospectus will be amended or completed.

==============================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject To Completion, Dated May 11, 2000

                              1,104,972 Shares

                             theglobe.com, inc.

                                Common Stock

   All of the shares being offered hereby are being offered by a selling stockholder who acquired the shares from theglobe.com in connection with theglobe.com's acquisition of Webjump.com.

                         -------------------------

    theglobe.com's common stock is listed on the NASDAQ national market under the symbol "TGLO."

   The reported last sale price of the common stock on April 25, 2000 on the NASDAQ national market was $3.250 per share.

                         -------------------------

               Investing in the common stock involves risks.
                       See "Risk Factors" on page 3.

                         -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The selling stockholder may sell the shares in transactions on the Nasdaq National Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. The selling stockholder may sell some or all of its shares in transactions involving broker-dealers, who may act either as agent or principal. To the extent required, the aggregate amount of common stock being offered and the material terms of the offering, the names of any such agents, dealers or underwriters and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying prospectus supplement. The aggregate proceeds to the selling stockholder from the sale of the common stock will be the selling price of the common stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by theglobe.com. We will not receive any proceeds from the sale of the selling stockholder shares. See "Selling Stockholder" and "Plan of Distribution."

                             Table Of Contents

                                                                   Page
                                                                   ----

Risk Factors.......................................................   3
Where You Can Find More Information................................   3
theglobe.com.......................................................   5
Cautionary Notice Regarding Forward-Looking Statements.............   5
Use Of Proceeds....................................................   5
Selling Stockholder................................................   6
Plan Of Distribution...............................................   7
Legal Matters......................................................   7
Experts............................................................   7
Information Not Required In Prospectus.............................   8
Signatures.........................................................  13

                                RISK FACTORS

          A description of certain risk factors you should consider in connection with this offering is contained in our Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000, which risk factors we incorporate hereby by reference. YOU SHOULD CONSIDER THESE MATTERS IN DECIDING WHETHER TO PURCHASE SHARES OF COMMON STOCK PURSUANT TO THIS OFFERING. In addition, you should consider the following risk factors:

THE SALE OF SHARES ELIGIBLE FOR FUTURE SALE IN THE OPEN MARKET COULD DEPRESS OUR STOCK PRICE.

          Sales of significant amounts of our common stock in the public market in the future, the perception that sales will occur or the registration of such shares could materially and adversely affect the market price of the common stock or our future ability to raise capital through an offering of our equity securities. We currently have approximately 18,932,092 shares of common stock that are freely tradeable. We also have outstanding approximately 7,864,034 shares of our common stock that are held by our "affiliates," within the meaning of the Securities Act of 1933, and are currently eligible for sale in the public market subject to volume limitation. The registration statement of which this prospectus is a part is registering 1,104,972 shares of common stock issued to Infonent, Inc. as a result of the acquisition of certain assets of Webjump.com. Infonent, Inc. may only sell shares pursuant to this prospectus during the period for which the registration statement of which this prospectus is a part remains effective, which may be as short as one day. The shares which are not sold under this prospectus and related registration statement by Infonent, Inc. will be eligible for sale subject to volume limitation in November 2000. Additionally, since Infonent, Inc.
is currently in bankruptcy, it may be able to sell all or a portion of the shares which are not sold under this prospectus and related registration statement pursuant to exemptions from the securities laws afforded to it under the bankruptcy laws. We also have outstanding 1,885,125 shares of common stock that were issued in February 2000 which are subject to registration rights and which will be eligible for resale subject to volume limitations under Rule 144 beginning in February 2001 if not otherwise registered. Additionally, in connection with our distribution agreement with Sportsline.com, Inc., we issued 699,281 shares of restricted stock, some of which may become eligible for resale in February 2001, subject to volume limitations, and we may issue additional shares of restricted stock to Sportsline.com, Inc. based on certain performance and stock price metrics.

          There are outstanding options to purchase 4,313,982 shares of common stock which become eligible for sale in the public market from time to time depending on vesting. The issuance of these securities are registered under the Securities Act. In addition, there are outstanding warrants to purchase up to 4,011,534 shares of our common stock upon exercise. Substantially all of our stockholders holding restricted securities, including shares issuable upon the exercise of warrants to purchase our common stock, are entitled to registration rights under various conditions.

THE LOW PRICE OF OUR COMMON STOCK COULD RESULT IN A LOWER PRICE FOR OUR COMMON STOCK.

          The shares of our common stock are currently listed on the Nasdaq national market. Due to the recent decline in the price of our common stock, our common stock could be suspended or delisted from the Nasdaq due to their minimum trading price requirements, particularly if our stock falls below $1 per share or certain financial tests are not met. If the shares of our common stock were to be suspended or delisted from the Nasdaq system, it would be much more difficult to dispose of our common stock or obtain accurate quotations as to the price of theglobe's securities.

                    WHERE YOU CAN FIND MORE INFORMATION

          We have filed a registration statement on Form S-3 with the Commission. This prospectus does not contain all of the information included in that registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

          In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

  Public Reference Room        New York Regional Office       Chicago Regional Office
 450 Fifth Street, N.W.          7 World Trade Center             Citicorp Center
        Room 1024                     Suite 1300              500 West Madison Street
 Washington, D.C. 20549        New York, New York 10048             Suite 1400
                                                             Chicago, Illinois 60661-2511

          You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the Nasdaq National Market, 20 Broad Street, New York, New York 10005.

          The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

          This document incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. This document also incorporates by reference certain of our financial statements filed with the SEC. The documents we incorporate by reference herein are:

          1 Annual Report on Form 10-K for the year ended December 31, 1999 (SEC File No. 0-25053);
          2. Form 8-A filed on November 12, 1998 with respect to our common stock;
          3.   Proxy Statement filed on May 1, 2000; and
          4.   Current Report on Form 8-K dated May 5, 2000;
          5.   Current Report on Form 8-K dated February 23, 2000; and
          6.   Current Report on Form 8-K dated February 24, 2000.

In addition, we incorporate by reference any filings we make under Section 13(a), 14 or 15(d) of the Securities Exchange Act after the date of the registration statement of which this prospectus is a part but prior to the effectiveness thereof and any such filing made after effectiveness until the selling stockholder sells all of the shares which are the subject of this prospectus.

          You can obtain any of the documents incorporated by reference in this document from the SEC through the SEC's web site at the address provided above or from us. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain these documents by requesting them in writing at the following address:

                       theglobe.com, inc.
                       120 Broadway
                       New York, New York  10271
                       Attention:  General Counsel
                       Telephone:  (212) 894-3600

          If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

          You should rely only on the information contained in or incorporated into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this document is accurate as of any date other than the date of this document or the document which is being incorporated by reference.

                                THEGLOBE.COM

          theglobe.com is one of the world's leading online properties with over 3.6 million registered members in the United States and abroad. We specialize in delivering "community," which we define as bringing people together around shared topics of interest. We deliver "community" through four different streams: (1) our flagship website, www.theglobe.com, which features our best-of-breed community products--globeClubs and uPublish!, both of which enable users to personalize their online experience by interacting with other users around similar interests; (2) distribution of "customized community solutions" to strategic partners who desire to include community in their Web properties; (3) the small business sector through providing web hosting services to businesses and professional webmasters; and (4) a world leading games information network. Our games information network includes HappyPuppy, GamesDomain, KidsDomain, ConsoleDomain, Chips & Bits, Inc. and Strategy Plus, Inc. In December 1999, our online properties had 4.7 million unique visitors and a reach of 7.2% of the Internet according to Media Metrix. Since our inception in May 1995, enhancements to our core infrastructure capabilities, products and services, as well as strategic partnerships and acquisitions, have enabled us to experience growth in our user base, reach and revenues.

          Our primary revenue source is the sale of advertising, with additional revenues generated through the development and sale of promotional sponsorship placements within our websites, the sale of merchandise through our online store, electronic commerce revenue shares and, to a lesser extent, membership service fees for the sale of enhanced services.

          We were incorporated in May 1995 in the State of Delaware. Our principal executive offices are located at 120 Broadway, New York, New York 10271 and our telephone number is (212) 894-3600.

           CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements that have been made under the provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and variations of these words and similar expressions are intended to identify forward-looking statements. We have based these statements on our current expectations about future events. Although we believe that our expectations about future events are reasonable, we cannot assure you that these expectations will be achieved. Important factors which would cause our actual results to differ materially from the forward-looking statements in this registration statement are described in the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections of and elsewhere in this registration statement and our most recent Form 10-K, which sections are incorporated hereby by reference. We urge you to carefully consider these factors. We caution you that any forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.

                              USE OF PROCEEDS

          We will not receive any proceeds from the offering. The selling stockholder will receive the proceeds from the offering.

                            SELLING STOCKHOLDER

          The table below sets forth the number of shares of our common stock beneficially owned by the selling stockholder as of April 20, 2000, the number of shares being offered and the percentage of the common stock owned by the selling stockholder. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

                                                                  Number of
                                       Shares beneficially      shares being      Shares beneficially
               Name                 owned before the offering      offered          owned after the
                                                                                      offering(1)
-------------------------------- ----------------------------- --------------- --------------------------

                                       Number       Percent                       Number       Percent
                                 --------------- -------------                 ------------ -------------
Infonent, Inc.
150 Almaden Boulevard                 1,104,972      3.6%         1,104,972          0            0%
Suite 500
San Jose, California  95113

--------------------------

(1) Assumes the sale of all the shares which may be sold under the registration statement.

                            PLAN OF DISTRIBUTION

          The selling stockholder may sell the shares being offered hereby in transactions on the Nasdaq National Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. The selling stockholder may sell some or all of their shares in transactions involving broker-dealers, who may act either as agent or principal, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholder or the purchaser of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both. The selling stockholder may only sell shares pursuant to this prospectus during the period for which the registration statement of which this prospectus is a part remains effective, which may be as short as one day.

          At the time a particular offer of shares of common stock is made, a prospectus supplement will be distributed, if any, to the extent required, which will set forth the aggregate number of shares of common stock being offered and the material terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price to be paid by any underwriter or dealer for the common stock being purchased, any discounts, commissions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

          Pursuant to a registration rights agreement entered into in connection with the acquisition by the selling stockholder of the shares offered thereby, we have agreed to register under the Securities Act the shares of common stock being sold by the selling stockholder. We will pay substantially all of the expenses to be incurred by the selling stockholder in connection with the registration statement of which this prospectus is a part (other than any agents' commissions and underwriting discounts), estimated to be $50,000. We will not receive any proceeds from this offering. We have agreed to indemnify the selling stockholder and its agents against certain civil liabilities, including certain liabilities under the Securities Act.

          The selling stockholder and any underwriters, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                               LEGAL MATTERS

          The validity of the common stock being offered by this prospectus is being passed upon for theglobe.com by Fried, Frank, Harris, Shriver & Jacobson, (a partnership including professional corporations). Various partners at Fried, Frank, Harris, Shriver & Jacobson have, collectively, approximately 2,500 shares of our common stock.

                                  EXPERTS

          The consolidated financial statements of theglobe.com, inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         The following table sets forth the estimated expenses to be borne by us, in connection with the issuance and distribution of the securities being registered hereby.

         SEC registration fee................................      $1,003

         Legal fees and expenses.............................      40,000

         Accounting fees and expenses........................       5,000

         Miscellaneous fees..................................       3,997

         Total...............................................     $50,000

* Except for the SEC registration fee, all the foregoing expenses have been estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation, or a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

          Article VI of the By-laws requires the Company to indemnify any person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) brought by reason of the fact that he or she is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefits plan against expenses (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, penalties and amounts paid in settlement) incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

          Article VI of the Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate") provides that to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of, or adoption of any provision of the Certificate inconsistent with, such Article VI shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          The Company had entered into indemnification agreements with its directors and officers. These agreements provide, in general, that the Company will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of the Company or its Affiliates (as defined therein) to the fullest extent permitted by Delaware Law.

          The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

ITEM 16.  EXHIBITS.

          The following Exhibits are attached hereto and incorporated herein by reference:

          2.1 Agreement of Purchase and Sale as dated November 30, 1999 by and among theglobe.com, inc., Jump Acquisition LLC, Infonent.com, Inc. and certain stockholders thereof****

          3.1  Form of Fourth Amended and Restated Certificate of
               Incorporation of the Company*

          3.2  Form of By-Laws of the Company*

          4.1 Second Amended and Restated Investor Rights Agreement among the Company and certain equity holders of the Company, dated as of August 13, 1997*

          4.2 Amendment No. 1 to Second Amended and Restated Investor Rights Agreement among the Company and certain equity holders of the Company, dated as of August 31, 1998********

          4.3 Amendment No. 2 to Second Amended and Restated Investor Rights Agreement among the Company and certain equity holders of the Company, dated as of April 9, 1999 *******

          4.4 Form of Amendment No. 3 to the Second Amended and Restated Investor Rights Agreement among the Company and certain equity holders of the Company*******

          4.5  Registration Rights Agreement, dated as of September 1,
               1998********

          4.6 Amendment No. 1 to Registration Rights Agreement, dated as of April 9, 1999*******

          4.7 Specimen certificate representing shares of Common Stock of the Company*

          4.8  Amended and Restated Warrant to Acquire Shares of Common
               Stock*

          4.9 Form of Rights Agreement, by and between the Company and American Stock Transfer & Trust Company as Rights Agent*

          4.10 Registration Rights Agreement among the Company and certain equity holders of the Company, dated February 1, 1999, in connection with the acquisition of factorymall.com********

          4.11 Form of Amended and Restated Registration Rights Agreement among the Company and certain equity holders of the Company in connection with the acquisition of factorymall.com*******

          4.12 Registration Rights Agreement among the Company and certain shareholders of the Company, dated April 9, 1999, in connection with the acquisition of Attitude Network, Ltd.*******

          4.13 Registration Rights Agreement among the Company and certain shareholders of the Company, dated November 30, 1999, in connection with the acquisition of Webjump.com from Infonent.com, Inc.*********

          4.14 Registration Rights Agreement among the Company and certain shareholders of the Company, dated February 22, 2000, in connection with the acquisition of Chips & Bits, Inc. and Strategy Plus, Inc.*********

          5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson, with respect to legality.*********

          23.1 Consent of KPMG Peat Marwick.

          23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (included as part of Exhibit 5.1).*********

          24.1 Powers of Attorney (included on the signature page).

-------------------------------

        * Incorporated by reference from our registration statement on Form S-1 (Registration No. 333-59751).

       ** Incorporated by reference from our report on Form 8-K filed on February 16, 1999.

      *** Incorporated by reference from our report on Form 8-K filed on April 9, 1999.

     **** Incorporated by reference from our report on Form 8-K filed on November 30, 1999.

    ***** Incorporated by reference from our report on Form 8-K filed on February 24, 2000.

   ****** Incorporated by reference from our Registration of Form S-8 (Registration No. 333-75503), filed on April 1, 1999.

  ******* Incorporated by reference from our registration statement on Form S-1 (Registration No. 333-76153).

 ******** Incorporated by reference from our report on Form 10-K for the fiscal year ended December 31, 1999.

*********  Incorporated by reference from our registration statement on
           Form S-3 (Registration No. 333-36144).

        +  Confidential treatment granted as to parts of this document.

ITEM 17.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     SIGNATURES AND POWERS OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, theglobe.com, inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 5, 2000.

                                 theglobe.com, inc.


                                 By:  /s/  Dean S. Daniels
                                      -------------------------------------
                                      DEAN S. DANIELS
                                      PRESIDENT AND CHIEF OPERATING OFFICER

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoints Todd V. Krizelman, Stephan
J. Paternot or Dean S. Daniels, and each or any of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for each person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          NAME                              TITLE                    DATED
          ----                              -----                    -----

            *                      Chairman and Director        May 5, 2000
-----------------------------
   MICHAEL S. EGAN

            *                      Co-Chief Executive           May 5, 2000
-----------------------------      Officer and Director
   TODD V. KRIZELMAN

            *
-----------------------------      Co-Chief Executive           May 5, 2000
   STEPHAN J. PATERNOT             Officer, Secretary and
                                   Director

            *                      President and Chief          May 5, 2000
-----------------------------      Operating Officer
   DEAN S. DANIELS

            *                      Vice President and Chief     May 5, 2000
-----------------------------      Financial Officer
   FRANCIS T. JOYCE                (Chief Accounting
                                   Officer)

            *                      Director                     May 5, 2000
-----------------------------
   EDWARD A. CESPEDES

            *                      Director                     May 5, 2000
-----------------------------
   ROSALIE V. ARTHUR

                                   Director
-----------------------------
   HENRY C. DUQUES

            *                      Director                     May 5, 2000
-----------------------------
   ROBERT M. HALPERIN

            *                      Director                     May 5, 2000
-----------------------------
   H. WAYNE HUIZENGA


  /s/ Dean S. Daniels                                           May 5, 2000
-----------------------------
   *  By: Dean S. Daniels
          Attorney-in-fact

                               EXHIBIT INDEX

2.1 Agreement of Purchase and Sale as dated November 30, 1999 by and among theglobe.com, inc., Jump Acquisition LLC, Infonent.com, Inc. and certain stockholders thereof filed with the Registrant's report on Form 8-K on November 30, 1999

3.1 Form of Forth Amended and Restated Certificate of Incorporation of the Company filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-59751)

3.2 Form of By-Laws of the Company filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-59751)

4.1 Second Amended and Restated Investor Rights Agreement among the Company and certain equity holders of the Company, dated as of August 13, 1997 and filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-59751)

4.2 Amendment No. 1 to Second Amended and Restated Investor Rights Agreement among the Company and certain equity holders of the Company, dated as of August 31, 1998 filed with the Registrant's Form 10-K for the fiscal year ended December 31, 1999

4.3 Amendment No. 2 to Second Amended and Restated Investor Rights Agreement among the Company and certain equity holders of the Company, dated as of April 9, 1999 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-76153)

4.4 Form of Amendment No. 3 to the Second Amended and Restated Investor Rights Agreement among the Company and certain equity holders of the Company filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-76153)

4.5 Registration Rights Agreement, dated as of September 1, 1998 filed with the Registrant's Form 10-K for the fiscal year ended December 31, 1999

4.6 Amendment No. 1 to Registration Rights Agreement, dated as of April 9, 1999 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-76153)

4.7 Specimen certificate representing shares of Common Stock of the Company filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-59751)

4.8 Amended and Restated Warrant to Acquire Shares of Common Stock filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-59751)

4.9 Form of Rights Agreement, by and between the Company and American Stock Transfer & Trust Company as Rights Agent filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-59751)

4.10 Registration Rights Agreement among the Company and certain equity holders of the Company, dated February 1, 1999, in connection with the acquisition of factorymall.com filed with the Registrant's Form 10-K for the fiscal year ended December 31, 1999

4.11 Form of Amended and Restated Registration Rights Agreement among the Company and certain equity holders of the Company in connection with the acquisition of factorymall.com filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-76153)

4.12 Registration Rights Agreement among the Company and certain shareholders of the Company, dated April 9, 1999, in connection with the acquisition of Attitude Network, Ltd. filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-76153)

4.13    Registration   Rights  Agreement  among  the  Company  and  certain
        shareholders of the Company, dated November 30, 1999, in connection with the acquisition of Webjump.com from Infonent.com, Inc. filed with the Registrant's Registration Statement on Form S-3 (Registration
        No. 333-36144).

4.14    Registration   Rights  Agreement  among  the  Company  and  certain
        shareholders of the Company, dated February 22, 2000, in connection with the acquisition of Chips & Bits, Inc. and Strategy Plus, Inc. filed with the Registrant's Registration Statement on Form S-3 (Registration No. 333-36144).

5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson, with respect to legality filed with the Registrant's Registration Statement on Form S-3 (Registration No. 333-36144).

23.1    Consent of KPMG Peat Marwick.

23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (included as part of Exhibit 5.1) filed with the Registrant's Registration Statement on Form S-3 (Registration No. 333-36144).

24.1    Powers of Attorney (included on signature page).